EXHIBIT 11



                        CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS




We have issued our report dated April 15, 1998, accompanying the consolidated financial statements and schedule included in the Annual Report of Lakeland Industries, Inc. and Subsidiaries on Form 10-K for the fiscal year ended January 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statement of Lakeland Industries, Inc. and Subsidiaries on Form S-8 (File No. 33-92564, effective May 15, 1995).



/s/GRANT THORNTON LLP
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GRANT THORNTON LLP

Melville, New York
April 29, 1998